For period ending December 31, 2001
Exhibit 77Q1(g)

File number 811-6637




AGREEMENT AND PLAN OF REORGANIZATION


AGREEMENT AND PLAN OF REORGANIZATION, made as of this 14th day of September, 2001, by and between The Brinson Funds (the "Trust"), a business trust created under the laws of the State of Delaware, with its principal place of business at 209 South LaSalle Street, Chicago, Illinois 60604-1295, on behalf of its series, the High Yield Fund (the "Brinson Fund"), and Brinson Managed Investments
Trust (the "PaineWebber Trust"), a business trust created under the laws of the Commonwealth of Massachusetts, with its principal place of business at 51 West 52nd Street, New York, New York 10019-6114, on behalf of its series, PaineWebber High Income Fund (the "PaineWebber Fund").
PLAN OF REORGANIZATION
The reorganization (hereinafter referred to as the "Plan of Reorganization") will consist of (i) the acquisition by the Trust on behalf of the Brinson Fund of substantially all of the property, assets and goodwill of the PaineWebber Fund, in exchange solely for shares of beneficial interest, $0.001 par value, of (a) Brinson High Yield Fund-Class A shares ("Brinson Fund Class A Shares"),
(b) Brinson High Yield Fund-Class B shares ("Brinson Fund Class B Shares"), (c) Brinson High Yield Fund-Class C shares ("Brinson Fund Class C Shares"), and (d) Brinson
High Yield Fund-Class Y shares ("Brinson Fund Class Y Shares"), and the assumption by the Trust on behalf of the Brinson Fund of all of the liabilities of the PaineWebber Fund; (ii) the distribution of (a) Brinson Fund Class A Shares to the shareholders of Class A shares of the PaineWebber Fund ("PaineWebber Fund Class A Shares"), (b) Brinson Fund Class B Shares to the shareholders of Class B shares of the PaineWebber Fund ("PaineWebber Fund Class B Shares"), (c) Brinson Fund Class C Shares to the shareholders of Class C shares of the PaineWebber Fund ("PaineWebber Fund Class C Shares"), and (d) Brinson Fund Class Y Shares to the shareholders of Class Y shares of the PaineWebber Fund ("PaineWebber Fund Class Y Shares"), according to their respective interests in complete liquidation of the PaineWebber Fund; and (iii) the dissolution of the PaineWebber Fund as soon as practicable after the closing (as referenced in Section 3, hereof, hereinafter called the "Closing"), all upon and subject to the terms and conditions of this Agreement and Plan of Reorganization ("Agreement") hereinafter set forth.



AGREEMENT
In order to consummate the Plan of Reorganization
and in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:
1. 	Sale and Transfer of Assets and Liabilities,
Liquidation
and Dissolution of the PaineWebber Fund
(a)	Subject to the terms and conditions of this
Agreement, and in reliance on the representations and warranties of the Trust herein contained, and in consideration of the delivery by the Trust of the number of its shares of beneficial interest of the Brinson Fund hereinafter provided, the PaineWebber Trust, on behalf of the PaineWebber Fund, agrees that it will sell, convey, transfer and deliver to the Trust, on behalf of the Brinson Fund, at the Closing provided for in Section 3, all of the liabilities, debts, obligations and duties of any nature, whether accrued, absolute, contingent or otherwise ("Liabilities") and the assets of the PaineWebber Fund as of the close of business (which hereinafter shall be, unless otherwise noted, the regular close of business of the New York Stock Exchange, Inc. ("NYSE")) ("Close of Business")
on the valuation date (as defined in Section 3 hereof, hereinafter called the "Valuation Date"), free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders' rights of redemption and such restrictions as might arise under the Securities Act of 1933, as amended (the "1933 Act"), with respect to privately placed or otherwise restricted securities that the PaineWebber Fund may have acquired in the ordinary course of business), except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary (1) to pay the PaineWebber Fund's costs and expenses of carrying out this Agreement (including, but not limited to, fees of counsel and accountants, and expenses of its liquidation and dissolution contemplated hereunder), which costs and expenses shall be established on the books of the PaineWebber Fund as liability reserves, (2) to discharge all of the PaineWebber Fund's Liabilities on its books at the Close of Business on the Valuation Date including, but not limited to, its income dividends and capital gains distributions, if any, payable for any period prior to, and through, the Close of Business on the Valuation Date, and excluding those liabilities and obligations that would otherwise be discharged at a later date in the ordinary course of business, and (3) to pay such contingent liabilities as the trustees of the PaineWebber Trust shall reasonably deem to exist against the PaineWebber Fund, if any, at the Close of Business on the Valuation Date, for which contingent and other appropriate liability reserves shall be established on the books of the PaineWebber Fund (hereinafter "Net Assets"). The PaineWebber Trust, on behalf of the PaineWebber Fund, shall also retain any and all rights that it may have over and against any person that may have accrued up to and including the Close of Business on the Valuation Date. The PaineWebber Trust agrees to use commercially reasonable efforts to identify all of the PaineWebber Fund's Liabilities prior to the Valuation Date and to discharge all such known Liabilities on or prior to the Valuation Date.
(b)	Subject to the terms and conditions of this
Agreement, and in reliance on the representations and warranties of the PaineWebber Trust herein contained, and in consideration of such sale, conveyance, transfer, and delivery, the Trust agrees at the Closing to assume the Liabilities, on behalf of the Brinson Fund, and to deliver to the PaineWebber Fund: (i) the number of Brinson Fund Class A Shares, determined by dividing the net asset value per share of Brinson Fund Class A Shares as of the Close of Business on the Valuation Date by the net asset value per share of PaineWebber Fund Class A Shares as of Close of Business on the Valuation Date, and multiplying the result by the number of outstanding shares of the PaineWebber Fund Class A Shares as of Close of Business on the Valuation Date; (ii) the number of Brinson Fund Class B Shares, determined by dividing the net asset value per share of Brinson Fund Class B Shares as of Close of Business on the Valuation Date by the net asset value per share of PaineWebber Fund Class B Shares as of Close of Business on the Valuation Date, and multiplying the result by the number of outstanding shares of PaineWebber Fund Class B Shares as of Close of Business on the Valuation Date; (iii) the number of Brinson Fund Class C Shares, determined by dividing the net asset value per share of Brinson Fund Class C Shares as of Close of Business on the Valuation Date by the net asset value per share of PaineWebber Fund Class C Shares as of Close of Business on the Valuation Date, and multiplying the result by the number of outstanding shares of PaineWebber Fund Class C Shares as of Close of Business on the Valuation Date; and (iv) the number of Brinson Fund Class Y Shares, determined by dividing the net asset value per share of Brinson Fund Class Y Shares as of Close of Business on the Valuation Date by the net asset value per share of PaineWebber Fund Class Y Shares as of Close of Business on the Valuation Date, and multiplying the result by the number of outstanding shares of PaineWebber Fund Class Y Shares as of Close of Business on the Valuation Date. All such values shall be determined in the manner and as of the time set forth in Section 2 hereof.
(c)	As soon as practicable following the Closing,
the PaineWebber Fund shall dissolve and distribute pro rata to its shareholders of record as of the Close of Business on the Valuation Date, the shares of beneficial interest of the Brinson Fund received by the PaineWebber Fund pursuant to this Section 1. Such dissolution and distribution shall be accomplished by the establishment of accounts on the share records of the Brinson Fund of the type and in the amounts due such shareholders pursuant to this Section 1 based on their respective holdings of shares of the PaineWebber Fund as of the Close of Business on the Valuation Date. Fractional shares of beneficial interest of the Brinson Fund shall be carried to the third decimal place. No certificates representing shares of beneficial interest of the Brinson Fund will be issued to shareholders of the PaineWebber Fund.
(d)	At the Closing, each shareholder of record of
the PaineWebber Fund as of the record date (the "Distribution Record Date") with respect to any unpaid dividends and other distributions that were declared prior to the Closing, including any dividend or distribution declared pursuant to Section 9(e) hereof, shall have the right to receive such unpaid dividends and distributions with respect to the shares of the PaineWebber Fund that such person had on such Distribution Record Date.
2. 	Valuation
(a)	The value of the PaineWebber Fund's Net
Assets to be acquired by the Brinson Fund hereunder shall be computed as of the Close of Business on the Valuation Date using the valuation procedures set forth in the PaineWebber Fund's currently effective prospectus and statement of additional information.
(b)	The net asset value of a share of beneficial
interest of the Brinson Fund Class A Shares, the Brinson Fund Class B Shares, the Brinson Fund Class C Shares and the Brinson Fund Class Y Shares shall be determined to the nearest full cent as of the Close of Business on the Valuation Date, using the valuation procedures set forth in the Brinson Fund's currently effective prospectus and statement of additional information.
(c)	The net asset value of a share of beneficial
interest of the PaineWebber Fund Class A Shares, PaineWebber Fund Class B Shares, PaineWebber Fund Class C Shares, and PaineWebber Fund Class Y Shares shall be determined to the nearest full cent as of the Close of Business on the Valuation Date, using the valuation procedures as set forth in the PaineWebber Fund's currently effective prospectus and statement of additional information.
3. 	Closing and Valuation Date
The Valuation Date shall be November 16, 2001, or
such later date as the parties may mutually agree. The Closing shall take place at the principal office of Brinson Advisors, Inc., 51 West 52nd Street, New York, New York 10019-6114, at approximately 10:00 a.m. Eastern time on the first business day following the Valuation Date. Notwithstanding anything herein to the contrary, in the event that on the Valuation Date (a) the NYSE shall be closed to trading or trading thereon shall be restricted, or
(b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of the Trust or PaineWebber Trust, accurate appraisal of the value of the net assets of the PaineWebber Fund or the Brinson Fund is impracticable, the Valuation Date shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption, reporting shall have been restored and accurate appraisal of the value of the net assets of the PaineWebber Fund and the Brinson Fund is practicable in the judgment of the Trust and PaineWebber Trust. The PaineWebber Trust shall have provided for delivery as of the Closing of those Net Assets of the PaineWebber Fund to be transferred to the Brinson Fund's custodian, The Chase Manhattan Bank, 4 Chase Metrotech Center, Brooklyn, New York 11245. Also, the PaineWebber Trust shall deliver at the Closing a list of names and addresses of the shareholders of record of PaineWebber Fund Class A Shares, PaineWebber Fund Class B Shares, PaineWebber Fund Class C Shares and PaineWebber Fund Class Y Shares, and the number of shares of beneficial interest of such classes owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, all as of the Close of Business on the Valuation Date, certified by its transfer agent, or by its President or Vice President to the best of their knowledge and belief. The Trust shall issue and deliver a certificate or certificates evidencing the shares of the Brinson Fund to be delivered at the Closing to said transfer agent registered in such manner as the PaineWebber Trust may request, or provide evidence satisfactory to the PaineWebber Trust that such shares of beneficial interest of the Brinson Fund have been registered in an open account on the books of the Brinson Fund in such manner as the PaineWebber Trust may request.
4. 	Representations and Warranties by the
PaineWebber Trust
The PaineWebber Trust represents and warrants to
the Trust that:
(a)	The PaineWebber Trust is a business trust
created under the laws of the Commonwealth of Massachusetts on November 21, 1986, and is validly existing and in good standing under the laws of that Commonwealth. The PaineWebber Trust, of which the PaineWebber Fund is a diversified separate series, is duly registered under the Investment Company Act of 1940, as amended (the "1940
Act"), as an open-end management investment company. Such registration is in full force and effect as of the date hereof and will be in full force and effect as of the Closing and all of its shares sold have been sold pursuant to an effective registration statement filed under the 1933 Act, except for any shares sold pursuant to the private offering exemption for the purpose of raising the required initial capital.
(b)	The PaineWebber Trust is authorized to issue
an unlimited number of shares of beneficial interest of the PaineWebber Fund, $0.001 par value. Each outstanding share of the PaineWebber Fund is duly and validly issued, fully paid, non-assessable and has full voting rights and, except for any such shares sold pursuant to the private offering exemption for purposes of raising the required initial capital, is fully transferable.
(c)	The financial statements appearing in the
PaineWebber Fund Annual Report to Shareholders for the fiscal year ended November 30, 2000, audited by Ernst & Young, LLP, copies of which have been delivered to the Trust, fairly present the financial position of the PaineWebber Fund as of the date indicated, and the results of its operations for the period indicated, in conformity with generally accepted accounting principles applied on a consistent basis.
(d)	The books and records of the PaineWebber Fund
made available to the Trust and/or its counsel are true and correct in all material respects and contain no material omissions with respect to the business and operations of the PaineWebber Fund.
(e)	The statement of assets and liabilities to be
furnished by the PaineWebber Trust as of the Close of Business on the Valuation Date for the purpose of determining the number of shares of beneficial interest of the Brinson Fund to be issued pursuant to Section 1 hereof will accurately reflect the Net Assets of the PaineWebber Fund and outstanding shares of beneficial interest, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.
(f)	At the Closing, it will have good and
marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in subsection (e) above, free and clear of all liens or encumbrances of any nature whatsoever except such restrictions as might arise under the 1933 Act with respect to privately placed or otherwise restricted securities that it may have acquired in the ordinary course of business and such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.
(g)	The PaineWebber Trust has the necessary power
and authority to conduct its business and the business of the PaineWebber Fund as such businesses are now being conducted.
(h)	The PaineWebber Trust is not a party to or
obligated under any provision of its Amended and Restated Declaration of Trust, Restated By-laws, or any material contract or any other material commitment or obligation, and is not subject to any order or decree that would be violated by its execution of or performance under this Agreement and Plan of Reorganization.
(i)	The PaineWebber Trust has full power and
authority to enter into and perform its obligations under this Agreement, subject to approval of the Plan of Reorganization by the PaineWebber Fund's shareholders. Except as provided in the immediately preceding sentence, the execution, delivery and performance of this Agreement have been duly and validly authorized, executed and delivered by it, and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject as to enforcement to the effect of bankruptcy, insolvency, reorganization, arrangement among creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.
(j)	Neither the PaineWebber Trust nor the
PaineWebber Fund is under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code").
(k)	The PaineWebber Trust does not have any
unamortized or unpaid organizational fees or expenses that are allocable to the PaineWebber Fund.
(l)	The PaineWebber Fund has since its inception
satisfied, will at the Closing satisfy, and consummation of the transactions contemplated by this Agreement will not cause it to fail to satisfy, for any period, the requirements of Subchapter M of the Code relating to qualification as a regulated investment company.
(m)	The PaineWebber Trust, or its agents, (i)
holds a valid Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Withholding (or other appropriate series of Form W-8, as the case may be), or Form W-9, Request for Taxpayer Identification Number and Certification, for each PaineWebber Fund shareholder of record, which Form W-8 or Form W-9 can be associated with reportable payments made by the PaineWebber Fund to such shareholder, and/or (ii) has otherwise timely instituted the appropriate backup withholding procedures with respect to such shareholder as provided by Section 3406 of the Code.
5. 	Representations and Warranties by the Trust
The Trust represents and warrants to the
PaineWebber Trust that:
(a)	The Trust is a business trust created under
the laws of the State of Delaware on December 1, 1993, and is validly existing and in good standing under the laws of that State. The Trust, of which the Brinson Fund is a diversified separate series of shares, is duly registered under the 1940 Act, as an open-end management investment company, such registration is in full force and effect as of the date hereof or will be in full force and effect as of the Closing and all of its shares sold have been sold pursuant to an effective registration statement filed under the 1933 Act, except for any shares sold pursuant to the private offering exemption for the purpose of raising the required initial capital.
(b)	The Trust is authorized to issue an unlimited
number of shares of beneficial interest, $0.001 par value, of the Brinson Fund. Each outstanding share of the Brinson Fund is fully paid, non-assessable and has full voting rights and, except for any shares sold pursuant to the private offering exemption for purposes of raising the required initial capital, is fully transferable. The shares of beneficial interest of the Brinson Fund to be issued pursuant to Section 1 hereof will, upon their issuance, be duly and validly issued and fully paid and non-assessable, fully transferable and have full voting rights.
(c)	At the Closing, each class of shares of
beneficial interest of the Brinson Fund to be issued pursuant to this Agreement will be eligible for offering to the public in those states of the United States and jurisdictions in which the corresponding class of shares of the PaineWebber Fund are presently eligible for offering to the public, and there are an unlimited number of shares registered under the 1933 Act such that there is a sufficient number of such shares to permit the transfers contemplated by this Agreement to be consummated.
(d)	The statement of assets and liabilities of
the Brinson Fund to be furnished by the Trust as of the Close of Business on the Valuation Date for the purpose of determining the number of shares of beneficial interest of the Brinson Fund to be issued pursuant to Section 1 hereof will accurately reflect the net assets of the Brinson Fund and outstanding shares of beneficial interest, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.
(e)	At the Closing, the Trust will have good and
marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in subsection (d) above, free and clear of all liens or encumbrances of any nature whatsoever, except such restrictions as might arise under the 1933 Act with respect to privately placed or otherwise restricted securities that it may have acquired in the ordinary course of business and such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.
(f)	The Trust has the necessary power and
authority to conduct its business and the business of the Brinson Fund as such businesses are now being conducted.
(g)	The Trust is not a party to or obligated
under any provision of its Agreement and Declaration of Trust, By-laws, or any material contract or any other material commitment or obligation, and is not subject to any order or decree that would be violated by its execution of or performance under this Agreement.
(h)	The Trust has full power and authority to
enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly and validly authorized, executed and delivered by it, and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject to enforcement to the effect of bankruptcy, insolvency, reorganization, arrangements among creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditors rights and to general equity principles.
(i)	Neither the Trust nor the Brinson Fund is
under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.
(j)	The books and records of the Brinson Fund
made available to the PaineWebber Trust and/or its counsel are true and correct in all material respects and contain no material omissions with respect to the business and operations of the Brinson Fund.
(k)	The Brinson Fund has since its inception
satisfied, will at the Closing satisfy, and consummation of the transactions contemplated by this Agreement will not cause it to fail to satisfy, for any period, the requirements of Subchapter M of the Code relating to qualification as a regulated investment company.
6. 	Representations and Warranties by the
PaineWebber Trust
and the Trust
The PaineWebber Trust and the Trust each
represents and warrants to the other that:
(a)	There are no legal, administrative or other
proceedings or investigations against it, or, to its knowledge, threatened against it, that would materially affect its financial condition or its ability to consummate the transactions contemplated by this Agreement. It is not charged with, or to its knowledge, threatened with, any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business.
(b)	There are no known actual or proposed
deficiency assessments with respect to any taxes payable by
it.
(c)	It has duly and timely filed, on behalf of
the PaineWebber Fund or the Brinson Fund, as appropriate, all Tax (as defined below) returns and reports (including information returns), which are required to be filed by such PaineWebber Fund or Brinson Fund, and all such returns and reports accurately state the amount of Tax owed for the periods covered by the returns, or, in the case of information returns, the amount and character of income required to be reported by such PaineWebber Fund or Brinson Fund. On behalf of the PaineWebber Fund or the Brinson Fund, as appropriate, it has paid or made provision and properly accounted for all Taxes (as defined below) due or properly shown to be due on such returns and reports. The amounts set up as provisions for Taxes in the books and records of the PaineWebber Fund or Brinson Fund, as appropriate, as of the Close of Business on the Valuation Date will, to the extent required by generally accepted accounting principles, be sufficient for the payment of all Taxes of any kind, whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by the PaineWebber Fund or Brinson Fund, as appropriate, for any periods or fiscal years prior to and including the Close of Business on the Valuation Date, including all Taxes imposed before or after the Close of Business on the Valuation Date that are attributable to any such period or fiscal year. No return filed by it, on behalf of the PaineWebber Fund or Brinson Fund, as appropriate, is currently being audited by the Internal Revenue Service or by any state or local taxing authority. As used in this Agreement, "Tax" or "Taxes" means all federal, state, local and foreign (whether imposed by a country or political subdivision or authority thereunder) income, gross receipts, excise, sales, use, value added, employment, franchise, profits, property, ad valorem or other taxes, stamp taxes and duties, fees, assessments or charges, whether payable directly or by withholding, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (foreign or domestic) with respect thereto. To its knowledge, there are no levies, liens or encumbrances relating to Taxes existing, threatened or pending with respect to the assets of the PaineWebber Fund or Brinson Fund, as appropriate.
(d)	All information provided to the PaineWebber
Trust by the Trust, and by the PaineWebber Trust to the Trust, for inclusion in, or transmittal with, the Combined Proxy Statement and Prospectus with respect to this Agreement pursuant to which approval of the PaineWebber Fund shareholders will be sought, shall not contain any untrue statement of a material fact, or omit to state a material fact required to be stated in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(e)	Except in the case of the PaineWebber Trust
with respect to the approval of the PaineWebber Fund's shareholders of the Agreement, no consent, approval, authorization or order of any court or governmental authority, or of any other person or entity, is required for the consummation of the transactions contemplated by this Agreement, except as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, or state securities laws or Delaware or Massachusetts business trust laws (including, in the case of each of the foregoing, the rules and regulations thereunder).
7. 	Covenants of the PaineWebber Trust
(a)	The PaineWebber Trust covenants to operate
the business of the PaineWebber Fund as presently conducted between the date hereof and the Closing.
(b)	The PaineWebber Trust undertakes that the
PaineWebber Fund will not acquire the shares of beneficial interest of the Brinson Fund for the purpose of making distributions thereof other than to the PaineWebber Fund's shareholders.
(c)	The PaineWebber Trust covenants that by the
Closing, all of the PaineWebber Fund's federal and other Tax returns and reports required by law to be filed on or before such date shall have been filed and all federal and other Taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such Taxes.
(d)	The PaineWebber Trust will at the Closing
provide the Trust with a copy of the shareholder ledger accounts, including, without limitation, the name, address and taxpayer identification number of each shareholder of record, the number of shares held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with the PaineWebber Trust with respect to each shareholder, for all shareholders of record of the PaineWebber Fund shares as of the Close of Business on the Valuation Date, who are to become shareholders of the Brinson Fund as a result of the transfer of assets that is the subject of this Agreement, certified by its transfer agent or its President or its Vice President to the best of their knowledge and belief.
(e)	The PaineWebber Trust agrees to mail to each
shareholder of record entitled to vote at the meeting of shareholders at which action on this Agreement is to be considered, in sufficient time to comply with requirements as to notice thereof, a Combined Proxy Statement and Prospectus that complies in all material respects with the applicable provisions of Section 14(a) of the 1934 Act, and
Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.
(f)	The PaineWebber Trust shall supply to the
Trust, at the Closing, the statement of the assets and liabilities described in Section 4(e) of this Agreement in conformity with the requirements described in such Section.
8. 	Covenants of the Trust
(a)	The Trust covenants that the shares of
beneficial interest of the Brinson Fund to be issued and delivered to the PaineWebber Fund pursuant to the terms of
Section 1 hereof shall have been duly authorized as of the Closing and, when so issued and delivered, shall be registered under the 1933 Act, duly and validly issued, and fully paid and non-assessable, and no shareholder of the Brinson Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof.
(b)	The Trust covenants to operate the business
of the Brinson Fund as presently conducted between the date hereof and the Closing.
(c)	The Trust covenants that by the Closing, all
of the Brinson Fund's federal and other tax returns and reports required by law to be filed on or before such date shall have been filed and all federal and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes.
(d)	The Trust shall supply to the PaineWebber
Trust, at the Closing, the statement of assets and liabilities described in Section 5(d) of this Agreement in conformity with the requirements described in such Section.
(e)	The Trust will file with the United States
Securities and Exchange Commission (the "Commission") a Registration Statement on Form N-14 under the 1933 Act ("Registration Statement"), relating to the shares of beneficial interest of the Brinson Fund issuable hereunder, and will use its best efforts to provide that such Registration Statement becomes effective as promptly as practicable. At the time such Registration Statement becomes effective, it (i) will comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations promulgated thereunder; and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, at the time of the PaineWebber Fund's shareholders' meeting, and at the Closing, the prospectus and statement of additional information included in the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
9. 	Conditions Precedent to be Fulfilled by the
PaineWebber Trust
and the Trust
The obligations of the PaineWebber Trust and the
Trust to effectuate this Agreement and the Plan of Reorganization hereunder shall be subject to the following respective conditions:
(a)	That (1) all the representations and
warranties of the other party contained herein shall be true and correct in all material respects as of the Closing with the same effect as though made as of and at such date; (2) the other party shall have performed all obligations required by this Agreement to be performed by it at or prior to the Closing; and (3) the other party shall have delivered to such party a certificate signed by the President or Vice President and by the Secretary or equivalent officer to the foregoing effect.
(b)	That the other party shall have delivered to
such party a copy of the resolutions approving this Agreement adopted by the other party's Board of Trustees, certified by the Secretary or equivalent officer.
(c)	That the Commission shall not have issued an
unfavorable advisory report under Section 25(b) of the 1940 Act, nor instituted nor threatened to institute any proceeding seeking to enjoin the consummation of the reorganization contemplated hereby under Section 25(c) of the 1940 Act, and no other legal, administrative or other proceeding shall be instituted or threatened that would materially and adversely affect the financial condition of either party or would prohibit the transactions contemplated hereby.
(d)	That this Agreement and the Plan of
Reorganization and the transactions contemplated hereby shall have been approved by the appropriate action of the shareholders of the PaineWebber Fund at an annual or special meeting or any adjournment thereof.
(e)	That the PaineWebber Fund shall have declared
a distribution or distributions prior to the Valuation Date that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary income and all of its capital gain net income, if any, for the period from the close of its last fiscal year to the Close of Business on the Valuation Date, and
(ii) any undistributed ordinary income and capital gain net income from any prior period. Capital gain net income has the meaning given such term by Section 1222(9) of the Code.
(f)	That prior to or at the Closing, the
PaineWebber Trust and the Trust shall receive an opinion from Stradley, Ronon, Stevens & Young, LLP ("Stradley Ronon") to the effect that, provided the acquisition contemplated hereby is carried out in accordance with this Agreement, the laws of the State of Delaware and the Commonwealth of Massachusetts, and in accordance with customary representations provided by the PaineWebber Trust and the Trust in certificates delivered to Stradley Ronon:
(1)	The acquisition by the Brinson Fund of
substantially all of the assets and the assumption of
the liabilities of the PaineWebber Fund in exchange
solely for the Brinson Fund shares to be issued
pursuant to Section 1 hereof, followed by the
distribution by the PaineWebber Fund to its
shareholders of the Brinson Fund shares in complete liquidation of the PaineWebber Fund, will qualify as a reorganization within the meaning of Section 368(a)(1)
of the Code, and the Brinson Fund and the PaineWebber
Fund will each be a "party to the reorganization"
within the meaning of Section 368(b) of the Code;
(2)	No gain or loss will be recognized by
the PaineWebber Fund upon the transfer of substantially
all of its assets to and the assumption of the
liabilities by the Brinson Fund in exchange solely for
the voting shares of the Brinson Fund (to be issued in accordance with Section 1 hereof) under Section 361(a)
and Section 357(a) of the Code;
(3)	No gain or loss will be recognized by
the Brinson Fund upon the receipt by it of
substantially all of the assets and the assumption of
the liabilities of the PaineWebber Fund in exchange
solely for the voting shares of the Brinson Fund (to be issued in accordance with Section 1 hereof) under
Section 1032(a) of the Code;
(4)	No gain or loss will be recognized by
the PaineWebber Fund upon the distribution of the
Brinson Fund shares to the PaineWebber Fund
shareholders in accordance with Section 1 hereof in liquidation of the PaineWebber Fund under Section
361(c)(1) of the Code;
(5)	The basis of the assets of the
PaineWebber Fund received by the Brinson Fund will be
the same as the basis of such assets to the PaineWebber
Fund immediately prior to the exchange under Section
362(b) of the Code;
(6)	The holding period of the assets of the
PaineWebber Fund received by the Brinson Fund will
include the period during which such assets were held
by the PaineWebber Fund under Section 1223(2) of the
Code;
(7)	No gain or loss will be recognized by
the shareholders of the PaineWebber Fund upon the
exchange of their shares in the PaineWebber Fund for
the voting shares (including fractional shares to which
they may be entitled) of the Brinson Fund (to be issued
in accordance with Section 1 hereof) under Section
354(a) of the Code;
(8)	The basis of the Brinson Fund shares
received by the PaineWebber Fund shareholders in
accordance with Section 1 hereof (including fractional shares to which they may be entitled) will be the same as the basis of the shares of the PaineWebber Fund
exchanged therefor under Section 358(a)(1) of the Code;
(9)	The holding period of the Brinson Fund
shares received by the PaineWebber Fund's shareholders
in accordance with Section 1 hereof (including
fractional shares to which they may be entitled) will include the holding period of the PaineWebber Fund's shares surrendered in exchange therefor, provided that
the PaineWebber Fund shares were held as a capital
asset on the date of the Reorganization under Section
1223(l) of the Code; and
(10)	The Brinson Fund will succeed to and
take into account as of the date of the transfer (as
defined in Section 1.381(b)-1(b) of the regulations
issued by the United States Treasury (the "Treasury Regulations")) the items of the PaineWebber Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381,
382, 383 and 384 of the Code, and the Treasury
Regulations.
(g)	That the Trust shall have received an opinion
in form and substance reasonably satisfactory to it from Kirkpatrick & Lockhart, LLP ("Kirkpatrick & Lockhart"), counsel to the PaineWebber Trust, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, arrangement among creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditor's rights and to general equity principles:
(1)	The PaineWebber Trust was created as a
business trust under the laws of the Commonwealth of Massachusetts on November 21, 1986, and is validly existing and in good standing under the laws of the
Commonwealth of Massachusetts;
(2)	The PaineWebber Trust is authorized to
issue an unlimited number of shares of beneficial
interest, $0.001 par value, of the PaineWebber Trust
and of the PaineWebber Fund. Assuming that the initial shares of beneficial interest of the PaineWebber Fund were issued in accordance with the 1940 Act, and the
Amended and Restated Declaration of Trust and Revised By-laws of the PaineWebber Trust, and that all other such outstanding shares of the PaineWebber Fund were
sold, issued and paid for in accordance with the terms
of the PaineWebber Fund prospectus in effect at the
time of such sales, each such outstanding share is duly
and validly issued, fully paid, non-assessable, and
except for any shares sold pursuant to the private
offering exemption for purposes of raising the required initial capital, is fully transferable and has full voting rights;
(3)	The PaineWebber Trust is an open-end
investment company of the management type registered as
such under the 1940 Act;
(4)	Except as disclosed in the PaineWebber
Fund's currently effective prospectus, such counsel
does not know of any material suit, action, or legal or administrative proceeding pending or threatened against the PaineWebber Trust, the unfavorable outcome of which would materially and adversely affect the PaineWebber
Trust or the PaineWebber Fund;
(5)	To such counsel's knowledge, no consent,
approval, authorization or order of any court,
governmental authority or agency is required for the consummation by the PaineWebber Trust of the transactions contemplated by this Agreement, except
such as have been obtained under the 1933 Act, the 1934
Act, the 1940 Act, and Massachusetts laws (including,
in the case of each of the foregoing, the rules and regulations thereunder) and such as may be required under state securities laws;
(6)	Neither the execution, delivery nor
performance of this Agreement by the PaineWebber Trust violates any provision of its Amended and Restated Declaration of Trust, its Revised By-laws, or the provisions of any agreement or other instrument, known
to such counsel to which the PaineWebber Trust is a
party or by which the PaineWebber Trust is otherwise
bound; and
(7)	This Agreement has been duly and validly
authorized, executed and delivered by the PaineWebber
Trust and represents the legal, valid and binding
obligation of the PaineWebber Trust and is enforceable against the PaineWebber Trust in accordance with its terms.
In giving the opinions set forth above,
Kirkpatrick & Lockhart may state that it is relying on certificates of the officers of the PaineWebber Trust with regard to matters of fact and certain certifications and written statements of governmental officials with respect to the good standing of the PaineWebber Trust.
(h)	That the PaineWebber Trust shall have
received an opinion in form and substance reasonably satisfactory to it from Stradley Ronon, counsel to the Trust, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, arrangement among creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditor's rights and to general equity principles:
(1)	The Trust was created as a business
trust under the laws of the State of Delaware on
December 1, 1993, and is validly existing and in good standing under the laws of the State of Delaware;
(2)	The Trust is authorized to issue an
unlimited number of shares of beneficial interest,
$0.001 par value. Assuming that the initial shares of beneficial interest of the Brinson Fund were issued in accordance with the 1940 Act and the Trust's Agreement and Declaration of Trust and By-laws, and that all
other such outstanding shares of the Brinson Fund were
sold, issued and paid for in accordance with the terms
of the Brinson Fund's prospectus in effect at the time
of such sales, each such outstanding share is duly and validly issued, fully paid, non-assessable, freely transferable and has full voting rights;
(3)	The Trust is an open-end investment
company of the management type registered as such under
the 1940 Act;
(4)	Except as disclosed in the Brinson
Fund's currently effective prospectus, such counsel
does not know of any material suit, action, or legal or administrative proceeding pending or threatened against the Trust, the unfavorable outcome of which would
materially and adversely affect the Trust or the
Brinson Fund;
(5)	The shares of beneficial interest of the
Brinson Fund to be issued pursuant to the terms of
Section 1 hereof have been duly authorized and, when
issued and delivered as provided in this Agreement,
will have been duly and validly issued and fully paid
and will be non-assessable by the Trust or the Brinson
Fund, and to such counsel's knowledge, no shareholder
has any preemptive right to subscription or purchase in
respect thereof;
(6)	To such counsel's knowledge, no consent,
approval, authorization or order of any court,
governmental authority or agency is required for the consummation by the Trust of the transactions contemplated by this Agreement, except such as have
been obtained under the 1933 Act, the 1934 Act, the
1940 Act, and Delaware laws (including, in the case of
each of the foregoing, the rules and regulations
thereunder and such as may be required under state
securities laws);
(7)	Neither the execution, delivery nor
performance of this Agreement by the Trust violates any provision of its Agreement and Declaration of Trust, its By-laws, or the provisions of any agreement or
other instrument, known to such counsel to which the
Trust is a party or by which the Trust is otherwise
bound; and
(8)	This Agreement has been duly and validly
authorized, executed and delivered by the Trust and represents the legal, valid and binding obligation of the Trust and is enforceable against the Trust in
accordance with its terms.
In giving the opinions set forth above, Stradley
Ronon may state that it is relying on certificates of the officers of the Trust with regard to matters of fact and certain certifications and written statements of governmental officials with respect to the good standing of the Trust.
(i)	That the Trust's Registration Statement with
respect to the shares of beneficial interest of the Brinson Fund to be delivered to the PaineWebber Fund's shareholders in accordance with Section 1 hereof shall have become effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing or shall be in effect at the Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.
(j)	That the shares of beneficial interest of the
Brinson Fund to be delivered in accordance with Section 1 hereof shall be eligible for sale by the Trust with each state commission or agency with which such eligibility is required in order to permit the shares lawfully to be delivered to each PaineWebber Fund shareholder.
(k)	That at the Closing, the PaineWebber Trust,
on behalf of the PaineWebber Fund, transfers to the Brinson Fund aggregate Net Assets of the PaineWebber Fund comprising at least 90% in fair market value of the total net assets and 70% in fair market value of the total gross assets recorded on the books of the PaineWebber Fund at the Close of Business on the Valuation Date.
10. 	Brokerage Fees and Expenses; Other Agreements
(a)	The PaineWebber Trust and the Trust each
represents and warrants to the other that there are no broker or finders' fees payable by it in connection with the transaction provided for herein.
(b)	The expenses of entering into and carrying
out the provisions of this Agreement, whether or not consummated, shall be borne by Brinson Advisors, Inc.
(c)	Any other provision of this Agreement to the
contrary notwithstanding, any liability of the PaineWebber Trust under this Agreement with respect to any series of the PaineWebber Trust, or in connection with the transactions contemplated herein with respect to any series of the PaineWebber Trust, shall be discharged only out of the assets of that series of the PaineWebber Trust, and no other series of the PaineWebber Trust shall be liable with respect thereto.
(d)	Any other provision of this Agreement to the
contrary notwithstanding, any liability of the Trust under this Agreement with respect to any series of the Trust, or in connection with the transactions contemplated herein with respect to any series of the Trust, shall be discharged only out of the assets of that series of the Trust, and no other series of the Trust shall be liable with respect thereto.
11. 	Indemnification by the PaineWebber Trust and
the PaineWebber Fund
The PaineWebber Trust and the PaineWebber Fund
hereby agree to indemnify and hold the Trust and the Brinson Fund and each of them harmless from all loss, liability and expense (including reasonable counsel fees and expenses in connection with the contest of any claim) which the Trust or the Brinson Fund may incur or sustain by reason of the fact that (i) the Trust or the Brinson Fund shall be required to pay any obligation of the PaineWebber Trust or the PaineWebber Fund, whether consisting of Tax deficiencies or otherwise, based upon a claim or claims against the PaineWebber Trust or the PaineWebber Fund which were omitted or not fully reflected in the financial statements to be delivered to the Trust in connection with the Closing; (ii) any representations or warranties made by the PaineWebber Trust in Sections 4 or 6 hereof should prove to be false or erroneous in any material respect; (iii) any covenant has been breached in any material respect; or (iv) any claim is made alleging that (a) the Combined Proxy Statement and Prospectus delivered to the shareholders of the PaineWebber Fund in connection with this transaction, or (b) the Registration Statement on Form N-14 of which such Combined Proxy Statement and Prospectus forms a part, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such claim is based on written information furnished to the PaineWebber Trust by the Trust, its investment adviser or distributor.
12. 	Indemnification by the Trust and the Brinson
Fund
The Trust and the Brinson Fund hereby agree to
indemnify and hold the Trustees of the PaineWebber Trust and the PaineWebber Fund harmless from all loss, liability and expenses (including reasonable counsel fees and expenses in connection with the contest of any claim) which the PaineWebber Trust or the PaineWebber Fund may incur or sustain by reason of the fact that (i) any representations or warranties made by the Trust in Sections 5 or 6 hereof should prove false or erroneous in any material respect;
(ii) any covenant has been breached by the Trust or the Brinson Fund in any material respect; or (iii) any claim is made alleging that (a) the Combined Proxy Statement and Prospectus delivered to the shareholders of the PaineWebber Fund in connection with this transaction or (b) the Registration Statement on Form N-14 of which such Combined Proxy Statement and Prospectus forms a part, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such claim is based on written information furnished to the Trust by the PaineWebber Trust, its investment adviser or distributor.
13. 	Notice of Claim of Indemnification
In the event that any claim is made against the
Trust or the Brinson Fund in respect of which indemnity may be sought by the Trust or the Brinson Fund from the PaineWebber Trust, the PaineWebber Fund or the shareholders of the PaineWebber Fund under Section 11 of this Agreement, or, in the event that any claim is made against the PaineWebber Trust or the PaineWebber Fund in respect of which indemnity may be sought by the PaineWebber Trust or the PaineWebber Fund from the Trust or the Brinson Fund under Section 12 of this Agreement, the party seeking indemnification (the "Indemnified Party") shall, with reasonable promptness and before payment of such claim, give written notice of such claim to the other party (the "Indemnifying Party"). If no objection as to the validity of the claim is made in writing to the Indemnified Party by the Indemnifying Party within thirty (30) days after giving notice hereunder, then, the Indemnified Party may pay such claim and shall be entitled to reimbursement therefor, pursuant to this Agreement. If, prior to the termination of such thirty-day period, objection in writing as to the validity of such claim is made to the Indemnified Party, the Indemnified Party shall withhold payment thereof until the validity of the claim is established (i) to the satisfaction of the Indemnifying Party; or (ii) by a final determination of a court of competent jurisdiction, whereupon the Indemnified Party may pay such claim and shall be entitled to reimbursement thereof, pursuant to this Agreement and Plan of Reorganization; or (iii) with respect to any Tax claims, within seven (7) calendar days following the earlier of (A) an agreement between the PaineWebber Trust and the Trust that an indemnity amount is payable, (B) an assessment of a Tax by a taxing authority, or (C) a "determination"
as defined in Section 1313(a) of the Code. For purposes of this Section 13, the term "assessment" shall have the same meaning as used in Chapter 63 of the Code and Treasury Regulations thereunder, or any comparable provision under the laws of the appropriate taxing authority. In the event of any objection by the Indemnifying Party, the Indemnifying Party shall promptly investigate the claim, and if it is not satisfied with the validity thereof, the Indemnifying Party shall conduct the defense against such claim. All costs and expenses incurred by the Indemnifying Party in connection with such investigation and defense of such claim shall be borne by it. These indemnification provisions are in addition to, and not in limitation of, any other rights the parties may have under applicable law.
14. 	Termination; Waiver; Order
(a)	Anything contained in this Agreement to the
contrary notwithstanding, this Agreement may be terminated and the Plan of Reorganization abandoned at any time (whether before or after adoption thereof by the shareholders of the PaineWebber Fund) prior to the Closing as follows:
(1)	by mutual consent of the PaineWebber
Trust and the Trust in writing;
(2)	by the Trust if any condition precedent
to its obligations set forth in Section 9 has not been fulfilled or waived by the Trust in writing; or
(3)	by the PaineWebber Trust if any
condition precedent to its obligations set forth in
Section 9 has not been fulfilled or waived by the
PaineWebber Trust in writing.
(b)	If the transactions contemplated by this
Agreement have not been consummated by December 31, 2001, this Agreement shall automatically terminate on that date, unless a later date is agreed to in writing by both the PaineWebber Trust and the Trust.
(c)	In the event of termination of this Agreement
pursuant to the provisions hereof, the same shall become void and have no further effect, and there shall not be any liability on the part of either the PaineWebber Trust or the Trust or persons who are their trustees, officers, agents or shareholders in respect of this Agreement.
(d)	At any time prior to the Closing, any of the
terms or conditions of this Agreement may be waived by either the PaineWebber Trust or the Trust, respectively (whichever is entitled to the benefit thereof).
(e)	 The respective representations, warranties
and covenants contained in Sections 4-8 hereof shall expire with, and be terminated by, the consummation of the Plan of Reorganization.
(f)	If any order or orders of the Commission with
respect to this Agreement shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Board of Trustees of the PaineWebber Trust or the Board of Trustees of the Trust to be acceptable, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the shareholders of the PaineWebber Fund, unless such further vote is required by applicable law, or by mutual consent of the parties.
15. 	Final Tax Returns and Forms 1099 of the
PaineWebber Fund
(a)	After the Closing, the PaineWebber Trust
shall or shall cause its agents to prepare any federal, state or local Tax returns, including any Forms 1099, required to be filed by the PaineWebber Trust with respect to the PaineWebber Fund's final taxable year ending with its complete liquidation and for any prior periods or taxable years and shall further cause such Tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities.
(b)	Notwithstanding the provisions of Section 1
hereof, any expenses incurred by the PaineWebber Trust or the PaineWebber Fund (other than for payment of Taxes) in connection with the preparation and filing of said Tax returns and Forms 1099 after the Closing, shall be borne by the PaineWebber Fund to the extent such expenses have been or should have been accrued by the PaineWebber Fund in the ordinary course without regard to the Plan of Reorganization contemplated by this Agreement.
16. 	Cooperation and Exchange of Information
The Trust and the PaineWebber Trust will provide
each other and their respective representatives with such cooperation and information as either of them reasonably may request of the other in filing any Tax returns, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Each party or their respective agents will retain for a period of six (6) years following the Closing all returns, schedules and work papers and all material records or other documents relating to Tax matters of the PaineWebber Fund and Brinson Fund for its taxable period first ending after the Closing and for all prior taxable periods.
17. 	Entire Agreement and Amendments
This Agreement embodies the entire Agreement
between the parties and there are no agreements, understandings, restrictions, or warranties between the parties other than those set forth herein or herein provided for. This Agreement may be amended only by mutual consent of the parties in writing. Neither this Agreement nor any interest herein may be assigned without the prior written consent of the other party.
18. 	Counterparts
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.
19. 	Notices
Any notice, report, or demand required or
permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to the Trust at 209 South LaSalle Street, Chicago, Illinois 60604-1295, Attention: Secretary, or to the PaineWebber Trust at 51 West 52nd Street, New York, New York 10019-6114,
Attention:  Secretary.
20. 	Governing Law
This Agreement shall be governed by and carried
out in accordance with the laws of the State of Delaware.
21. 	Effect of Facsimile Signature
A facsimile signature of an authorized officer of a party hereto on this Agreement and/or any transfer document shall have the same effect as if executed in the original by such officer.

IN WITNESS WHEREOF, the Trust and PaineWebber
Trust have each caused this Agreement and Plan of Reorganization to be executed on its behalf by its duly authorized officers, all as of the day and year first-above written.


THE BRINSON FUNDS, ON BEHALF
OF THE HIGH YIELD FUND
Attest:





Paul H. Schubert

/s/ Amy R. Doberman
By:	 Paul H. Schubert

By:	Amy R. Doberman



Title:	Treasurer and Principal

Title:	Vice President and
Secretary
	    Accounting Officer










BRINSON MANAGED INVESTMENTS
TRUST, ON BEHALF
OF THE PAINEWEBBER HIGH
INCOME FUND
Attest:





/s/ Paul H. Schubert

Amy R. Doberman
By:	Paul H. Schubert

By:	Amy R. Doberman



Title:	Vice President and
Treasurer

Title:	Vice President and
Secretary